UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 5, 2021
Amalgamated Financial Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-40136	85-2757101
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
275 Seventh Avenue, New York, New York 10001
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (212) 895-8988
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AMAL	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 5, 2021, the Board of Directors (the “Board”) of Amalgamated Financial Corp. (the “Company”) increased the size of the Board from thirteen to fourteen members and elected Darrell Jackson to fill the vacancy and serve on the Board until the next annual meeting of stockholders or until his successor is duly elected and qualified. Mr. Jackson was also elected as a member of the Board of Directors of Amalgamated Bank, the Company’s wholly-owned banking subsidiary. Mr. Jackson will serve on the Credit Policy Committee and the Trust Committee of the Board.

Mr. Jackson, age 63, is the President and CEO of The Efficace Group, Inc., an executive coaching business. Since April 2020, Mr. Jackson has served as one of three outside directors for Gray-Bowen-Scott, a professional consulting firm specializing in the delivery of transportation projects in the Greater Bay Area of California. Since March 2018, Mr. Jackson has also lead an executive group as Peer Advisory Board Best Practice Chair for Vistage Worldwide, Inc., a CEO coaching and peer advisory organization. From November 2016 until July 2018, Mr. Jackson served as one of four outside directors for Delaware Place Bank and its holding company, and as Chair of the board’s Executive Loan Committee. Prior to this, Mr. Jackson held the position of President, CEO, and Board Director of Seaway Bank and Trust Company from 2014 to 2015. Previously, he held various management positions at Northern Trust Corporation from 1995 to 2014, concluding his tenure there with the position of Executive Vice President and Co-President of Wealth Management Illinois. Over the past 12 years, Mr. Jackson has also served as Chairman of the Board, Chairman of the Audit, Finance, Governance, Executive Loan committees and Management Development and Compensation committee for several high-profile non-profit organizations. Mr. Jackson earned a Bachelor of Arts in Communications from St. Xavier University (formerly St. Xavier College) and holds a Master of Business Administration from the Kellogg Graduate School of Management at Northwestern University.

Mr. Jackson will participate in the current director compensation arrangements generally applicable to the Company’s non-employee directors, pro-rated to reflect the actual time Mr. Jackson will serve on the Company’s Board in fiscal year 2021, as described under “Compensation of Directors for Fiscal Year 2020” in the Company’s Proxy Statement for its 2020 Annual Meeting of Stockholders filed with the U.S. Securities and Exchange Commission (“SEC”) on March 29, 2021.
There are no arrangements or understandings between Mr. Jackson and any other person pursuant to which he was selected as a director, and there are no transactions related to the Company in which Mr. Jackson has an interest requiring disclosure under Item 404(a) of Regulation S-K.
Item 7.01.      Regulation FD Disclosure.

On August 5, 2021, the Company issued a press release announcing Mr. Darrell Jackson’s appointment to the Board. The Company also announced that the Board has declared a quarterly dividend of $0.08 per share payable on September 1, 2021 to stockholders of record on August 18, 2021. A copy of the press release is furnished as Exhibit 99.1 to this Current Report Form 8-K and is incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits See Exhibit Index to this report.

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated August 5, 2021
99.2	Press Release dated August 5, 2021
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMALGAMATED FINANCIAL CORP.

	By:	/s/ Priscilla Sims Brown
	Name:	Priscilla Sims Brown
	Title:	President and Chief Executive Officer

Date: August 5, 2021

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